Exhibit 99.1

PokerTek Reports First Quarter 2011 Financial Results

  Operating results continue to improve
    EBITDAS positive for second consecutive quarter
    Positive cash from operations
    Gross profit margin expands to 72%
    Net loss from continuing operations improved 43%
  Gaming positions deployed increased by 21%
  New Blackjack Pro product successfully launched
    New product line enhances future growth potential and provides product diversification

MATTHEWS, N.C.--(BUSINESS WIRE)--May 4, 2011--PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the first quarter ended March 31, 2011.

Mark Roberson, Chief Executive Officer and Chief Financial Officer, commented, “Revenue growth, margin expansion and controlled spending levels combined to drive significantly improved operating results. We were EBITDAS positive for the second consecutive quarter, generated positive cash from operations, and our results from continuing operations improved by 43%.

“We launched our new Blackjack Pro product during the first quarter with initial installations going live in February and March. Player reaction and product performance has been positive, and we are excited about the opportunity to drive additional growth as we expand our electronic table games offering.”

Financial Summary

Total revenue for the first quarter of 2011 was $1.7 million compared to $1.6 million for the first quarter of 2010. Revenues increased primarily due to a higher number of revenue producing PokerPro tables in our target markets, particularly in Mexico and Europe, partially offset by reductions in revenue from Canada.

Gross profit increased 28.2% to $1.2 million for the first quarter of 2011 as compared to $0.9 million for the first quarter of 2010. Gross profit margin increased to 72% compared to 60% for the prior-year period. The increase in gross profit was primarily attributable to increased revenues, improved asset utilization and reduced product costs.

Operating expenses were $1.6 million for the first quarter of 2011 compared to $1.7 million for the prior-year period. We continue to focus on controlling spending and maintaining a lean operating structure as we invest in new product development and increase our market penetration.

Net loss from continuing operations for the first quarter of 2011 improved 43% to $0.4 million ($0.07 per share) from $0.8 million ($0.14 per share) for comparable periods in 2011 and 2010. Including the results of discontinued operations, quarterly net loss improved 46% to $0.5 million ($0.07 per share) from $0.9 million ($0.15 per share).

EBITDAS from continuing operations, a non-GAAP financial measure, improved to a profit of $119 thousand for the first quarter for 2011, compared to a profit of $102 thousand in the prior-year period.

Balance Sheet and Cash Flow Information

Cash provided by operating activities improved 144% from a use of cash of $82 thousand in the prior-year quarter to positive cash from operations of $36 thousand for the current period. The improvement in operating cash flow is directly attributable to our improved profitability combined with working capital controls.

As of March 31, 2011, the Company’s cash balance was $0.8 million.

Unit Count Information

Gaming positions deployed worldwide totaled 2,610 as of March 31, 2011, composed of 259 PokerPro tables and 6 Blackjack Pro tables. As of March 31, 2010, 2,164 gaming positions were deployed, composed of 218 PokerPro tables. As of December 31, 2010, gaming positions deployed worldwide totaled 2,514, composed of 253 PokerPro tables.

Conference Call

A conference call and webcast will be held on Wednesday, May 4, 2011 at 2:30 p.m. EST for management to discuss the company’s first-quarter 2011 performance. Interested parties may listen to and participate in the conference call by dialing 866-203-3436 (U.S./Canada) or 617-213-8849 (Other) and entering passcode 34281370. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors”, as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 31799044.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges, certain non-recurring charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company’s performance. A reconciliation of GAAP net loss from continuing operations to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com) is a licensed gaming company headquartered in Matthews, NC that develops and distributes electronic table games solutions for the gaming industry. The company’s products are installed worldwide, and include PokerPro and Blackjack Pro. For more information, visit: www.pokertek.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of our gaming systems by casinos and other customers, and the expected acceptance of our gaming systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three-Months Ended
	March 31,
	2011	2010
Revenue	$1,682,626	$1,568,020
Cost of revenue	476,671	627,651
Gross profit	1,205,955	940,369
Operating expenses:
Selling, general and administrative	1,185,800	1,125,187
Research and development	264,760	285,180
Share-based compensation expense	157,951	221,579
Depreciation	20,281	39,332
Total operating expenses	1,628,792	1,671,278
Operating loss	(422,837)	(730,909)
Interest expense, net	26,650	32,555
Net loss from continuing operations before income taxes	(449,487)	(763,464)
Income tax provision	4,538	28,741
Net loss from continuing operations	(454,025)	(792,205)
Loss from discontinued operations	(9,974)	(64,388)
Net loss	$(463,999)	$(856,593)

Net loss from continuing operations per common share - basic and diluted	$(0.07)	$(0.14)
Net loss from discontinued operations per common share - basic and diluted	-	(0.01)
Net loss per common share - basic and diluted	$(0.07)	$(0.15)

Weighted average common shares outstanding	6,210,883	5,628,059

POKERTEK, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2011 (Unaudited)	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$814,125	$666,179
Accounts receivable, net	1,209,414	1,057,511
Inventory	1,041,134	997,064
Prepaid expenses and other assets	194,964	213,495
Net assets of discontinued operations	334,420	379,441
Total current assets	3,594,057	3,313,690

Long-term assets:
Gaming systems, net	2,049,834	2,255,030
Property and equipment, net	62,508	80,755
Other assets	337,034	402,498
Total long-term assets	2,449,376	2,738,283

Total assets	$6,043,433	$6,051,973

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$389,579	$327,662
Accrued liabilities	707,797	648,604
Deferred revenue	1,030,590	817,789
Long-term liability - related party, current portion	44,905	21,402
Long-term debt, current portion	817,343	30,793
Current liabilities of discontinued operations	95,516	113,185
Total current liabilities	3,085,730	1,959,435

Long-term liabilities:
Deferred revenue	32,833	118,436
Long-term liability - related party	323,693	368,598
Long-term debt	-	800,000
Total long-term liabilities	356,526	1,287,034

Total liabilities	3,442,256	3,246,469

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value per share;	-	-
authorized 5,000,000 none issued and
outstanding

Common stock, no par value per share; authorized 40,000,000	-	-
shares, issued and outstanding 6,284,117 and 6,187,853 shares at
March 31, 2011 and December 31, 2010, respectively
Additional paid-in capital	47,087,294	46,827,622
Accumulated deficit	(44,486,117)	(44,022,118)
Total shareholders' equity	2,601,177	2,805,504
Total liabilities and shareholders' equity	$6,043,433	$6,051,973

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three-Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(463,999)	$(856,593)
Net loss from discontinued operations	9,974	64,388
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	373,795	593,497
Share-based compensation expense	157,950	221,579
Provision for accounts and other receivables	15,580	14,682
Changes in assets and liabilities:
Accounts and other receivables	(149,812)	237,684
Prepaid expenses and other assets	72,720	56,948
Inventory	(44,070)	80,866
Gaming systems	(150,352)	(463,363)
Accounts payable and accrued expenses	87,708	(128,765)
Deferred revenue	127,581	(32,804)
Net cash provided by (used in) operating activities from continuing operations	37,075	(211,881)
Net cash provided by (used in) operating activities from discontinued operations	(676)	129,427
Net cash provided by (used in) operating activities	36,399	(82,454)

Cash flows from investing activities:
Purchases of property and equipment	-	(4,265)
Net cash used in investing activities	-	(4,265)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of expenses	124,997	-
Repayments of capital lease	(13,450)	(6,332)
Net cash provided by (used in) financing activities	111,547	(6,332)
Net increase (decrease) in cash and cash equivalents	147,946	(93,051)
Cash and cash equivalents, beginning of year	666,179	636,374
Cash and cash equivalents, end of period	$814,125	$543,323

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$14,425	$18,607
Income taxes	4,031	26,821

Non-cash transactions:
Amortization of commitment fee issued in common stock	$11,275	$-
Gaming inventory purchase - related party	-	396,500

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(Unaudited)

	Three-Months Ended
	March 31,
	2011	2010
Net loss from continuing operations	$(454,025)	$(792,205)
Interest (income) expense, net	26,650	32,555
Income tax provision	4,538	28,741
Other taxes	9,714	17,355
Depreciation and amortization	373,795	593,497
Stock-based compensation expense	157,951	221,579
EBITDAS (1)	$118,623	$101,522

(1) EBITDAS is defined as net loss from continuing operations before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

CONTACT:
PokerTek, Inc.
Mark Roberson, 704-849-0860 ext. 101
CEO and CFO
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
John Heilshorn, 212-838-3777
JHeilshorn@lhai.com